Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-171435) and on Form F-3 (No. 333-176645) of D. Medical Industries Ltd. (the "Company"), of our report dated April 30, 2012, relating to the financial statements, which appears in this Form 20-F.

/s/ Kesselman & Kesselman
Haifa, Israel	Kesselman & Kesselman
April 30, 2012	Certified Public Accountants (lsr.)
A member firm of PricewaterhouseCoopers International Limited